UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 12, 2015

SAN LOTUS HOLDING INC.
(Exact name of registrant as specified in its charter)

Nevada	333-176694	45-2960145
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

Suite 23, 3301 Spring Mountain Rd
Las Vegas, Nevada 89102
	(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	702-776-8066

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

On June 12, 2015, we assumed a debt of TWD$913,401,823 owed by Mao Ren International Inc. (the "Mao Ren") by entering into an agreement of assignment, assumption and release (the "Assumption") with Mao Ren as well as Maoren LAF Inc.; MR Apportion Inc.; and Maoren Investment Inc. (each a "Creditor", and, collectively the "Creditors").

On June 12, 2015, we entered into stock purchase agreements (the "Subscription Agreements") for the issuance of total 29,464,575  shares of our common stock, par value US$1 per share (the "Shares"), at a purchase price of US$1 per share, to the Creditors and their designees. The issuance of the Shares was exempt from registration pursuant to Regulation S, as stated in each of the Subscription Agreements. The Shares were issued at the instruction of each Creditor and in full satisfaction of the debt we owed pursuant to the Assumption.

The following table details our officers and directors and their relationship with the parties to the agreements specified under this current report on Form 8-K, if any.

Name of Natural Person Affiliate	San Lotus Holding Inc.	Mao Ren International Inc.	MaoRen LAF Inc.	MR Apportion Inc.	Maoren Investment Inc.
Chen, Li-Hsing	President, Chairman and Director	-	-	-	-
ChenTseng, Chih-Ying	Chief Executive Officer	-	-	-	-
Lin, Mu Chen	Chief Financial Officer	-	-	-	-
Yu, Chien-Yang	Vice President and Director	-	-	-	-
Chen, Kuan-Yu	Secretary and Director	President	-	-	President
Kwong, Edwin	Director	-	-	-	-
Chen, Chuan-Chung	Director	-	-	-	-
Chang, Fong-Bing	Director	-	-	-	-
Lai, Chia Ling	Director	-	-	-	-

And, the following table details how the Shares were distributed to the above officers, directors and affiliates in the Transaction among San Lotus Holding Inc.; Mao Ren; and Creditors.

Beneficial Ownership in San Lotus Shares Received as a Result of Transaction

Name of Natural Person Affiliate	A. Beneficial Ownership in San Lotus Shares Received (A = B x C)	Holding Entity	B. Beneficial Ownership in Holding Entity	C. San Lotus Shares Received in Holding Entity
Chen, Li-Hsing	-	-	-	-
ChenTseng, Chih-Ying	-	-	-	-
Lin, Mu Chen	-	-	-	-
Yu, Chien-Yang	14,036,924	self	100%	14,036,924
Chen, Kuan-Yu	15,427,651	self	100%	15,427,651
Kwong, Edwin	-	-	-	-
Chen, Chuan-Chung	-	-	-	-
Chang, Fong-Bing	-	-	-	-
Lai, Chia Ling	-	-	-	-

Following the issuance of the Shares, we entered into an agreement with the Creditors noting the satisfaction of any and all obligations originally owed by Mao Ren, thus cancelling out any and all obligations that would be owed pursuant to the Assumption (the "Cancellation Agreement").

A description of the specific terms and conditions of the agreements related to this transaction are set forth in the Assumption, attached hereto as Exhibit 10.1, the Cancellation Agreement, attached hereto as Exhibit 10.2, and the Subscription Agreements, respectively attached hereto as Exhibit 10.3 and Exhibit 10.4, all of which are incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities.

Reference is made to the disclosures set forth under Item 1.01 of this report, which are incorporated herein by reference.

Our issuance of 29,464,575  shares of our common stock pursuant to the Subscription Agreements, dated June 12, 2015, were not issued in a "public offering" as defined in Section 4(2) of the Securities Act of 1933, as amended, (the "Securities Act") and met the requirements to qualify for exemption from registration pursuant to Regulation S of the Securities Act of 1933, as amended (the "Securities Act"). The sale of shares exempt from registration under Regulation S was all made outside of the U.S. to non-U.S. persons.

This Current Report on Form 8-K is neither an offer to sell nor the solicitation of an offer to buy securities. The securities have not been registered under the Securities Act and may not be offered or sold in the U.S. absent registration or an exemption from registration under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

The following exhibits are being filed herewith:

Exhibit No. and Description

10.1    Agreement of Assignment, Assumption and Release, dated as of June 12, 2015, by and among San Lotus Holding Inc.; Mao Ren International Inc.; Maoren LAF Inc.; MR Apportion Inc.; and Maoren Investment Inc.

10.2    Cancellation Agreement, dated as of June 12, 2015, by and between San Lotus Holding Inc.; Mao Ren International Inc.; Maoren LAF Inc.; MR Apportion Inc.; and Maoren Investment Inc.

10.3    Regulation S Stock Purchase Agreement, dated as of June 12, 2015, between San Lotus Holding Inc. and the Purchaser Named Therein.

10.4    Regulation S Stock Purchase Agreement, dated as of June 12, 2015, between San Lotus Holding Inc. and the Purchaser Named Therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAN LOTUS HOLDING INC.

Dated: June 12, 2015

By: /s/ Chen, Li-Hsing________________

Chen, Li-Hsing

President and Chairman of the Board

EXHIBIT INDEX

Exhibit No. and Description

10.1 Agreement of Assignment, Assumption and Release, dated as of June 12, 2015, by and among San Lotus Holding Inc.; Mao Ren International Inc.; Maoren LAF Inc.; MR Apportion Inc.; and Maoren Investment Inc.

10.2Cancellation Agreement, dated as of June 12, 2015, by and between San Lotus Holding Inc.; Mao Ren International Inc.; Maoren LAF Inc.; MR Apportion Inc.; and Maoren Investment Inc.

10.3Regulation S Stock Purchase Agreement, dated as of June 12, 2015, between San Lotus Holding Inc. and the Purchaser Named Therein.

10.4Regulation S Stock Purchase Agreement, dated as of June 12, 2015, between San Lotus Holding Inc. and the Purchaser Named Therein.